Exhibit 99.1

Energous Corporation Reports 2022 Fourth-Quarter Results

SAN JOSE, Calif. – March 9, 2023 – Energous Corporation (NASDAQ: WATT), a leading developer of RF-based charging for wireless power networks, today announced financial results for its fourth quarter ended December 31, 2022, and provided an update on recent partnerships and company highlights.

Unaudited 2022 Fourth-Quarter Results

For the fourth quarter ended December 31, 2022, Energous reported:

•	Revenue of approximately $179,000, versus $225,000 in the 2021 fourth quarter – full-year revenue of approximately $851,000 increased 12.5% from approximately $757,000 in 2021.

•

Total costs and expenses of approximately $6.5 million, with approximately $383,000 in cost of revenue, $2.9 million in research and development (R&D) expenses, $3.1 million in sales, marketing, general and administrative (SG&A) expenses, and $165,000 in severance expenses – total costs and expenses were down significantly from approximately $9.6 million in the 2021 fourth quarter.

•	Net loss of approximately $(6.1) million, or $(0.08) per basic and diluted share, versus a net loss of approximately $(9.4) million, or $(0.13) per basic and diluted share, in the 2021 fourth quarter.

•	Net non-GAAP loss of approximately $(5.3) million.

•	Approximately $26.3 million in cash and cash equivalents at the end of the 2022 fourth quarter, with no debt.

Partnership Momentum

•

Energous and LIXIL, maker of pioneering water and housing products, are collaborating to develop wirelessly-powered maintenance-free smart sensors for home and office applications – working to combine Energous’ WattUp wireless power transfer technology and LIXIL’s suite of housing technology, including IoT home solutions, to deliver a joint solution that removes the need for battery maintenance via reliable and consistent power delivered wirelessly over-the-air.

•

The company and SATO Holdings Corporation, a global pioneer in auto-ID and labelling solutions, are partnering to develop joint solutions that combine Energous’ 1W WattUp PowerBridge transmitters with IoT solutions for next-generation smart store applications.

•

Energous and Catapult, the global leader in sports technology solutions for elite teams, have built the first smart American football for sports teams – creating the football of the future with an embedded tracker that can charge wirelessly, providing the data precision that Catapult customers have come to expect from its wearables & video solutions.

•

The company and ams OSRAM, a global leader in optical solutions, announced a collaboration on a wirelessly powered multi-spectral light sensor for Controlled-Environment Agriculture (CEA) and vertical farming.

•

Energous welcomed Cisper, an international distributor of Automatic Identification and Data Capture products and systems including RFID, as a value-added distribution partner in Europe, gaining access to more system integrators, solutions providers, independent software vendors and original equipment manufacturers building RFID-based IoT deployments across a wide range of applications.

•

The company and CAP-XX Limited, the leading manufacturer of ultra-thin prismatic, cylindrical, and Lithium-Ion supercapacitors, unveiled a partnership to develop solutions that combine Energous’ WattUp technology with CAP-XX’s high-performance supercapacitors – the companies are partnering to pave the way for battery-free IoT devices powered by Energous’ wireless power technology and CAP-XX long-life supercapacitors.

•

Energous and Sensirion, a provider of industry leading CO2 sensor products, are collaborating to develop next-generation maintenance-free CO2 sensors powered wirelessly over the air for Indoor Air Quality improvement in industrial and commercial applications.

Company Highlights

•

The company’s WattUp PowerBridge wireless power technology was named a CES® 2023 Innovation Awards honoree at CES 2023, an annual competition honoring outstanding design and engineering in consumer technology.

•	The company featured its advanced wireless power network technology and WattUp-powered partner products, from Sensirion and Wiliot, at electronica 2022 in Munich, Germany.

•	Energous participated in two investor conferences: Ladenburg Thalmann Virtual Technology Expo in December 2022 and the LD Micro Main Event XV in October 2022.

•	Energous’ 1W WattUp PowerBridge transmitter technology secured approval in South Korea for unlimited wireless power distance transmission for IoT applications.

“We ended the year with significant partnership and regulatory approval momentum – achieving several of the goals that we set out at the beginning of the year,” said Cesar Johnston, CEO of Energous. “Looking ahead to 2023, we are laser focused on increasing customer deployments of our technology to drive adoption and ultimately revenue growth. We intend to accomplish this in three primary ways: by delivering technical leadership, expanding our partnerships and securing customer success through production ramps. We are optimistic about 2023 and the value our RF-based wireless power networks can bring to IoT technology.”

2022 Fourth-Quarter Conference Call

Energous will host a conference call to discuss fourth-quarter financial results, recent progress and prospects for the future.

•	When: Thursday, March 9, 2023

•	Time: 1:30 p.m. PT (4:30 p.m. ET)

•	Phone: 888-317-6003 (domestic); +1 412-317-6061 (international)

•	Participant entry #: 5163176

•	Conference replay: Accessible through March 23, 2023 877-344-7529 (domestic); +1 412-317-0088 (international); passcode 5070854

•	Webcast: Accessible at Energous.com; archive available through March 2024

About Energous Corporation

Energous Corporation (Nasdaq: WATT) is the Wireless Power Network global leader. Its award-winning WattUp® solution is the only technology that supports both contact and distance charging through a fully compatible ecosystem. Built atop fast, efficient, and highly scalable RF-based charging technology, WattUp is positioned to offer improvements over older, first-generation coil-based charging technologies in power, efficiency, foreign device detection, freedom of movement and overall cost for industrial and retail IoT, smart homes, smart cities and medical devices. Energous develops silicon-based wireless power transfer (WPT) technologies and customizable reference designs, and provides worldwide regulatory assistance, a reliable supply chain, quality assurance, and sales and technical support to global customers. The company received the world’s first FCC Part 18 certification for at-a-distance wireless charging and has been awarded over 200 patents for its WattUp wireless charging technology to-date.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements may describe our future plans and expectations and are based on the current beliefs, expectations and assumptions of Energous. These statements generally use terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or similar terms. Examples of forward-looking statements in this release include but are not limited to statements about our financial results and projections, statements about the success of our collaborations with our partners, statements about any governmental approvals we may need to operate our business, statements about our technology and its expected functionality, and statements with respect to expected company growth. Factors that could cause actual results to differ from current expectations include: uncertain timing of necessary regulatory approvals; timing of customer product development and market success of customer products; our dependence on distribution partners; and intense industry competition. We urge you to consider those factors, and the other risks and uncertainties described in our most recent annual report on Form 10-K as filed with the Securities and Exchange Commission (SEC), any subsequent quarterly reports on Form 10-Q as well as in other documents that may be subsequently filed by Energous, from time to time, with the SEC, in evaluating our forward-looking statements. Additional information will also be set forth in our Annual report on Form 10-K for the year ended December 31, 2022. In addition, any forward-looking statements represent Energous’ views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Energous does not assume any obligation to update any forward-looking statements unless required by law.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below.

Our reported results include certain non-GAAP financial measures, including non-GAAP net loss, non-GAAP costs and expenses, non-GAAP SG&A expenses and non-GAAP R&D expenses. Non-GAAP net loss excludes depreciation and amortization, stock-based compensation expense and severance expense. Non-GAAP costs and expenses excludes depreciation and amortization, stock-based compensation expense and severance expense. Non-GAAP SG&A expenses excludes depreciation and amortization and stock-based compensation expense. Non-GAAP R&D expenses excludes depreciation and amortization and stock-based compensation expense. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

– Financial Tables Follow –

Energous Corporation

BALANCE SHEETS

(Unaudited)

	As of
	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$26,287,293	$49,071,414
Accounts receivable, net	143,353	283,602
Inventory	105,821	—
Prepaid expenses and other current assets	827,551	874,886

Total current assets	27,364,018	50,229,902

Property and equipment, net	429,035	510,197
Right-of-use lease asset	1,959,869	618,985
Other assets	—	11,991

Total assets	$29,752,922	$51,371,075

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$900,765	$1,205,957
Accrued expenses	1,790,414	1,523,317
Accrued severance	416,516	975,439
Operating lease liabilities, current portion	705,894	628,307
Deferred revenue	29,727	13,364

Total current liabilities	3,843,316	4,346,384

Operating lease liabilities, long-term portion	1,264,131	40,413

Total liabilities	5,107,447	4,386,797

Stockholders’ equity:
Preferred Stock, $0.00001 par value, 10,000,000 shares authorized at December 31, 2022 and December 31, 2021; no shares issued or outstanding at December 31, 2022 and December 31, 2021.	—	—
Common Stock, $0.00001 par value, 200,000,000 shares authorized at December 31, 2022 and December 31, 2021; 78,944,954 and 76,667,205 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively.	789	767
Additional paid-in capital	387,319,985	383,383,550
Accumulated deficit	(362,675,299)	(336,400,039)

Total stockholders’ equity	24,645,475	46,984,278

Total liabilities and stockholders’ equity	$29,752,922	$51,371,075

Energous Corporation

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenue	$179,188	$225,404	$851,321	$756,793
Costs and expenses:
Cost of revenue	382,872	—	1,277,565	—
Research and development	2,874,895	5,140,483	12,497,781	20,572,580
Sales and marketing	1,019,637	2,440,646	4,884,959	8,598,343
General and administrative	2,095,105	2,067,073	8,078,950	9,001,483
Severance expense	164,947	—	798,391	4,017,172

Total costs and expenses	6,537,456	9,648,202	27,537,646	42,189,578

Loss from operations	(6,358,268)	(9,422,798)	(26,686,325)	(41,432,785)
Other income (expense):
Interest income	218,350	1,623	411,065	5,492

Total	218,350	1,623	411,065	5,492

Net loss	$(6,139,918)	$(9,421,175)	$(26,275,260)	$(41,427,293)

Basic and diluted net loss per common share	$(0.08)	$(0.13)	$(0.34)	$(0.64)

Weighted average shares outstanding, basic and diluted	78,275,034	72,940,627	77,485,729	64,926,524

Energous Corporation

Reconciliation of Non-GAAP Information

(Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021
Net loss (GAAP)	$(6,139,918)	$(9,421,175)	$(26,275,260)	$(41,427,293)
Add (subtract) the following items:
Depreciation and amortization	45,161	62,888	246,156	258,249
Stock-based compensation*	594,975	3,340,099	2,666,228	11,646,194
Severance expense	164,947	—	798,391	4,017,172

Adjusted net non-GAAP loss	$(5,334,835)	$(6,018,188)	$(22,564,485)	$(25,505,678)

*   Note: Stock-based compensation excludes $164,947 which is included in severance expense for the three months ended December 31, 2022.

     Stock-based compensation excludes $252,609 and $284,994 which is included in severance expense for the twelve months ended December 31, 2022 and 2021, respectively.

Total costs and expenses (GAAP)	$6,537,456	$9,648,202	$27,537,646	$42,189,578
Subtract the following items:
Depreciation and amortization	(45,161)	(62,888)	(246,156)	(258,249)
Stock-based compensation*	(594,975)	(3,340,099)	(2,666,228)	(11,646,194)
Severance expense	(164,947)	—	(798,391)	(4,017,172)

Adjusted non-GAAP costs and expenses	$5,732,373	$6,245,215	$23,826,871	$26,267,963

*   Note: Stock-based compensation excludes $164,947 which is included in severance expense for the three months ended December 31, 2022.

     Stock-based compensation excludes $252,609 and $284,994 which is included in severance expense for the twelve months ended December 31, 2022 and 2021, respectively.

Total research and development expenses (GAAP)	$2,874,895	$5,140,483	$12,497,781	$20,572,580
Subtract the following items:
Depreciation and amortization	(41,529)	(29,714)	(160,201)	(160,680)
Stock-based compensation	(211,659)	(1,708,948)	(1,134,106)	(6,582,873)

Adjusted non-GAAP research and development expenses	$2,621,707	$3,401,821	$11,203,474	$13,829,027

Total sales, marketing, general and administrative expenses (GAAP)	$3,114,742	$4,507,719	$12,963,909	$17,599,826
Subtract the following items:
Depreciation and amortization	(3,632)	(33,174)	(85,955)	(97,569)
Stock-based compensation	(383,316)	(1,631,151)	(1,532,122)	(5,063,321)

Adjusted non-GAAP sales, marketing, general and administrative expenses	$2,727,794	$2,843,394	$11,345,832	$12,438,936

Contacts

Energous Investor Relations:

Padilla IR

IR@energous.com

Energous Corporate Communications:

SHIFT Communications

energous@shiftcomm.com

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